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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
August Technology Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held
April 19, 2001

TO THE SHAREHOLDERS OF AUGUST TECHNOLOGY CORPORATION:

    The 2001 Annual Meeting of Shareholders of August Technology Corporation (the "Company") will be held at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota at 3:30 p.m. on Thursday, April 19, 2001, for the following purposes:

  1.
  To set the number of members of the Board of Directors at seven (7).

  2.
  To elect two (2) Class I Directors.

  3.
  To approve an amendment to the Company's 1997 Stock Option Plan to increase the shares reserved under the Plan from 2,250,000 to 2,650,000.

  4.
  To take action on any other business that may properly come before the meeting or any adjournment thereof.

    Accompanying this Notice of Annual Meeting is a Proxy Statement, form of Proxy and the Company's 2000 Annual Report.

    Only shareholders of record as shown on the books of the Company at the close of business on February 21, 2001 will be entitled to vote at the Annual Meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the Annual Meeting.

    You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign, date and mail the enclosed form of Proxy in the return envelope provided as soon as possible. Your cooperation in promptly signing and returning your Proxy will help avoid further solicitation expense to the Company.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Jeff L. O'Dell
                       President and Chief Executive Officer

March 16, 2001
Bloomington, Minnesota

AUGUST TECHNOLOGY CORPORATION

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
to be held
April 19, 2001

    The accompanying Proxy is solicited by the Board of Directors of August Technology Corporation (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on April 19, 2001, at the location and for the purposes set forth in the Notice of Annual Meeting of Shareholders, and at any adjournments thereof.

    The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's Common Stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

    Any shareholder giving a Proxy may revoke it any time prior to its use at the Annual Meeting by giving written notice of such revocation to the Secretary or other officer of the Company or by filing a later-dated written Proxy with an officer of the Company. Personal attendance at the Annual Meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a later-dated Proxy is delivered to an officer of the Company before the Proxy to be revoked or superseded is used at the Annual Meeting. Proxies will be voted as specified by the shareholders.

    The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the Annual Meeting for purposes of calculating the vote with respect to such matter. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. An abstention as to any proposal will, therefore, have the same effect as a vote against the proposal. Proxies which are signed but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein.

    The mailing address of the principal executive office of the Company is 4900 West 78th Street, Bloomington, Minnesota 55435. The Company expects that this Proxy Statement, the related Proxy and Notice of Meeting will first be mailed to shareholders on approximately March 16, 2001.

OUTSTANDING SHARES AND VOTING RIGHTS

    The Board of Directors of the Company has fixed the close of business on February 21, 2001 (the "Record Date") as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on the Record Date will not be allowed to vote at the Annual Meeting. At the close of business on the Record Date, 12,641,647 shares of the Company's Common Stock were issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. Holders of Common Stock are not entitled to cumulative voting rights.

PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS

    The following table shows the number of shares of the Company's common stock beneficially owned by all persons who are beneficial owners of more than five percent of the Company's Common Stock, the Company's directors, the executive officers identified in the Summary Compensation Table below and all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Shares as of February 21, 2001(1)(2)	Of Shares Beneficially Owned, Amount that May be Acquired Within 60 Days by Option Exercise	Percent of Outstanding Shares
Jeff L. O'Dell(3)	1,495,466	2,250	11.8
Mark R. Harless(3)	1,874,815	2,250	14.8
Thomas C. Verburgt(3)(4)	1,135,575	2,250	9.0
David M. Brooks	12,867	12,271	*
Thomas C. Velin(5)	122,922	39,078	1.0
James A. Bernards(6)	367,500	42,500	2.9
Roger E. Gower	42,500	42,500	*
Brad D. Slye(7)	1,432,250	89,750	11.2
Michael W. Wright	22,500	22,500	*
ESI Investment Company(8)	1,342,500	—	10.6
J.P. Morgan Chase & Co.(9)	786,550	—	6.2
All Executive Officers and Directors as a Group (14 persons)(10)	6,687,757	430,510	51.2

*
Less than one percent.

(1)
Unless otherwise indicated, each person named or included in the group has sole power to vote and sole power to direct the disposition of all shares listed as beneficially owned by him or her.

(2)
Amounts include shares which are not currently outstanding but are deemed beneficially owned because of the right to acquire them pursuant to options exercisable either currently or within 60 days after February 21, 2001. Pursuant to such SEC rules, shares deemed beneficially owned by virtue of an individual's right to acquire them are also treated as outstanding when calculating the percent of the class owned by such individual and when determining the percent owned by any group in which the individual is included.

(3)
The address for Jeff L. O'Dell, Mark R. Harless and Thomas C. Verburgt is c/o August Technology Corporation, 4900 West 78th Street, Bloomington, Minnesota 55435.

(4)
Includes 126,508 shares held by Mr. Verburgt's spouse and 210,845 shares held in a trust for Mr. Verburgt's spouse, of which trust she is a trustee.

(5)
Includes 42,000 shares held in a family trust, of which Mr. Velin's spouse is a co-trustee.

(6)
Includes 150,000 shares held by Brightstone Fund 8 L.P. ("Brightstone Fund") and 175,000 shares held by Dougherty Summit Opportunity Fund I ("Dougherty Fund"). Mr. Bernards is the President of Brightstone Capital, Ltd., which manages the Brightstone Fund and the Dougherty Fund; provided, however, pursuant to agreements, Mr. Bernards has no control over the voting or disposition of the shares held by either the Brightstone Fund or Dougherty Fund.

(7)
Includes 1,342,500 shares owned by ESI Investment Company, which is a wholly-owned subsidiary of Electro-Sensors, Inc., of which Mr. Slye is President. Mr. Slye does not have power to vote or dispose of the shares. Mr. Slye's address is 6111 Blue Circle Drive, Minnetonka, Minnesota 55343.

(8)
ESI Investment Company is located at 6111 Blue Circle Drive, Minnetonka, Minnesota 55343.

(9)
J.P. Morgan Chase & Co. ("Morgan Chase") has sole power to dispose or direct the disposition of all of the Shares. Morgan Chase has the sole power to vote or direct the vote for 523,925 of the shares and has no power to vote or direct the vote of the remaining shares. Morgan Chase is located at 270 Park Avenue, New York, New York 10017. The Company has relied on information contained in a Schedule 13G as of December 31, 2000 which was filed with the Securities and Exchange Commission on February 8, 2001 by Morgan Chase and its wholly owned subsidiaries, Morgan Guaranty Trust Co. of New York and J.P. Morgan Investment Management, Inc.

(10)
See notes (4) through (7).

ELECTION OF DIRECTORS
(Proposals #1 and #2)

    The Bylaws of the Company provide that the number of directors shall be the number set by the shareholders, which shall be not less than three (3) nor more than nine (9). The Board of Directors unanimously recommends that the number of directors remain set at seven (7), the current number of directors. The Bylaws also provide for the election of three classes of directors with terms staggered so as to require the election of only one class of directors each year. Only directors who are members of Class I will be elected at the Annual Meeting. The Board of Directors nominates Jeff L. O'Dell and Michael W. Wright for reelection as Class I directors of the Company. If elected, Mr. O'Dell and Mr. Wright will serve for three year terms as Class I directors and until their successors are duly elected and qualified. The Class II and Class III directors will continue serving until 2001 and 2002, respectively.

    In the absence of other instruction, the Proxies will be voted for setting the number of directors at seven (7) and for each of the Class I nominees. If, prior to the Annual Meeting, it should become known that either Mr. O'Dell or Mr. Wright will be unable to serve as a director after the Annual Meeting by reason of death, incapacity or other unexpected occurrence, the Proxies may be voted for such substitute nominee as selected by the Board of Directors. Alternatively, the Proxies may, at the Board's discretion, be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board of Directors has no reason to believe that either Mr. O'Dell or Mr. Wright will be unable to serve.

    Under applicable Minnesota law, setting the number of directors at seven (7) and the election of each of the Class I nominees requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, provided that such majority must be greater than 25% of the Company's outstanding shares.

    Following is information about the Class I nominees and all other directors of the Company.

Name	Age	Position with the Company	Class/ Term Expires	Director Since
Jeff L. O'Dell	40	President, Chief Executive Officer and Director	I - 2001	1994
Thomas C. Verburgt	37	Chief Technology Officer and Director	II - 2002	1994
Mark R. Harless	40	Chief Engineer and Director	III - 2003	1994
James A. Bernards	53	Director	III - 2003	1998
Roger E. Gower	59	Director	III - 2003	1998
Brad D. Slye	40	Director	II - 2002	1994
Michael W. Wright	53	Director	I - 2001	2000

    Jeff L. O'Dell co-founded the Company in 1992 and has served as its President and Chief Executive Officer since 1992 and Chairman of the Board since 1994. From August 1987 to August 1992, Mr. O'Dell was Director of Sales and Marketing for MicroVision Corporation, which develops and manufactures robotic and inspection systems. From February 1985 to August 1987, Mr. O'Dell was a Field Applications Engineer for Cognex Corporation, which designs, develops and markets machine vision systems that are used to automate a wide range of manufacturing processes. From March 1984 to February 1985, Mr. O'Dell served as a Systems Analyst for Control Data Corporation.

    Thomas C. Verburgt has been with the Company since April 1993, most recently as Chief Technology Officer, and has served on our Board of Directors since 1994. Prior to becoming the Company's Chief Technology Officer in September 1999, Mr. Verburgt served as Director of Software Engineering since joining the Company in April 1993. From January 1992 to April 1993, Mr. Verburgt held a senior software engineering position at MTS Systems Corporation, a technology based company providing engineering services, equipment and software for applications in research product development, quality control and production. From June 1984 to January 1992, Mr. Verburgt was Senior Software Engineer for the Perkin Elmer Corporation, a manufacturer of instrument systems and software for the pharmaceutical, biotechnology, agricultural and chemical industries.

    Mark R. Harless co-founded the Company in 1992 and has been a member of the Board of Directors since 1994. Mr. Harless has held various positions with the Company, most recently serving as Chief Engineer. From 1988 to 1992, Mr. Harless was a Systems Engineer at MicroVision Corporation, where he developed custom robotic and inspection systems. From 1985 to 1988, Mr. Harless worked as a Development Engineer at Honeywell, Inc. Mr. Harless is a brother-in-law of David Klenk, the Company's Chief Operating Officer.

    James A. Bernards is currently President of Facilitation, Inc., a business consulting services company, and President of Brightstone Capital, Ltd., a venture capital fund manager. Mr. Bernards was co-founder and President of the accounting firm of Stirtz, Bernards & Co. from May 1981 to June 1993. He currently serves as a Director of three public companies, Health Fitness Corporation, Entegris, Inc. and FSI International, Inc., and several private companies.

    Roger E. Gower has been Chairman of the Board, President, Chief Executive Officer and Director of Micro Component Technology, Inc. since April 1995. Prior to that time, Mr. Gower was employed by Datamedia Corporation of Nashua, New Hampshire, a network and PC security software development company, where he served as President and Chief Executive Officer since 1991. Prior to 1991, he was President and Chief Executive Officer of Intelledix, Inc., a Corvallis, Oregon-based manufacturer of robotic and automation systems for the semiconductor and disk drive manufacturing industries. He currently serves as a Director for Quad Systems Corporation.

    Brad D. Slye has been Chairman of the Board and President of Electro-Sensors, Inc. since January 1997. Prior to that time, he served in various engineering management positions with Electro-Sensors, Inc., since 1987.

    Michael W. Wright has been President of the micro-electronics group of Entegris, Inc., a supplier to semiconductor manufacturers, since January 2001. Prior to that time, beginning in 1998, he was Senior Vice President of Corporate Marketing of Entegris, Inc. From 1996 to 1998, Mr. Wright was Vice President and General Manager of Integrated Solutions, Inc., a lithography supplier. From 1995 to 1996, he was Director of International Design Corporation. Mr. Wright is also the founder of Wright Williams and Kelly, and a graduate of the U.S. Navy Nuclear Power Program.

Board and Committee Meetings

    During the year ended December 31, 2000, the Board of Directors held six (6) meetings. Each director attended at least 89% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board on which he served. The Board of Directors has an Audit Committee and Compensation Committee. The Board does not have a nominating committee.

    The Audit Committee recommends to the Board of Directors the selection of independent accountants and reviews the activities and reports of the independent accountants as well as the internal accounting controls of the Company. The Audit Committee is comprised of James A. Bernards, Roger E. Gower and Michael W. Wright. During 2000, the Audit Committee held two (2) meetings.

    The Compensation Committee recommends the compensation for executive officers of the Company. The Compensation Committee is comprised of James A. Bernards, Roger E. Gower and Brad D. Slye. During 2000, the Compensation Committee met three (3) times.

Compensation of Directors

    Pursuant to the Company's 1998 Board of Directors Compensation Plan, the Board or a committee has broad power to award directors compensation in the form of options or cash payments. Currently, the directors who are not employees of the Company do not receive fees for attendance at meetings of the Board of Directors or any committee, but they do currently receive an option to purchase 22,500 shares of the Company's Common Stock upon election to the Board, which option is exercisable to the extent of one-third of the shares immediately and on each of the first two anniversary dates. In addition, the non-employee directors receive an immediately exercisable option to purchase 7,500 shares of the Company's Common Stock at the conclusion of each year of service.

Report of Audit Committee

    The Board of Directors maintains an Audit Committee comprised of three of the Company's outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committees, Rule 4310(c)(26)(B)(i), including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(15).

    In accordance with its written charter adopted by the Board of Directors (set forth in Appendix I hereto), the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)
reviewed and discussed the audited financial statements with management;

(2)
discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

(3)
reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No.1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

    Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission.

Members of the Audit Committee
James A. Bernards
Roger E. Gower
Michael W. Wright

Compensation Committee Report on Executive Compensation

    Compensation Committee Interlocks and Insider Participation.  The Compensation Committee of the Board of Directors of the Company is composed of directors James A. Bernards, Roger E. Gower and Brad D. Slye. None of the members of the Committee is or ever has been an employee or officer of the Company.

    Overview and Philosophy.  The Compensation Committee's executive compensation policies are designed to enhance the financial performance of the Company, and thus shareholder value, by aligning the financial interests of the Company's key executives with those of the Company's shareholders. Compensation of the Company's executive officers is comprised of four parts: base salary, annual incentive bonuses, fringe benefits and long-term incentives in the form of stock options.

    The Compensation Committee strives to reward the Company's executive officers by focusing more of the compensation toward annual incentive bonuses than base salary. This is accomplished by reviewing, prior to each year, an executive compensation study of comparable, publicly-held, Midwest-based, high technology companies and structuring the executive compensation at approximately 90% of median base salary defined in the study, while the annual incentive bonuses, if Company performance targets are achieved, exceed the median annual incentive bonuses defined in the study. In addition, long-term incentives are based on stock performance through stock options under the Company's 1997 Stock Option Plan (the "1997 Plan"). The Compensation Committee believes that stock ownership by the Company's executive officers is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. Overall, the Compensation Committee believes this philosophy and structure relating to base salaries, annual incentives and long term stock options is in the best interests of the Company's shareholders.

    Base Salaries.  As a result of the Compensation Committee's philosophy and its regular updating or review of the study, the Compensation Committee believes that the base salaries of the Company's executive officers for 2000 are generally comparable to or slightly lower than base salaries of executive officers of comparable, publicly-held, Midwest-based, high technology companies. However, because the Compensation Committee desires to recruit, motivate and retain highly motivated executive officers, the executive officers also have the opportunity to earn bonuses as described below.

    Bonuses.  The Company has followed a policy of setting bonus plans for its executive officers, based on the individual performance of the executive officers as well as the overall performance of the Company. These bonuses are referred to as annual incentives and were based in 2000 upon clearly set Company performance targets. The executive officers thus have the opportunity to earn bonuses, if certain Company financial performance goals are met, payable in either fifty percent (50%) cash and fifty percent (50%) stock options, or all stock options, at the election of the executive officer, except that Jeff L. O'Dell, Mark R. Harless and Thomas C. Verburgt take their entire annual incentives in cash because each individual owns a significant number of shares of the Company's Common Stock and so already has an interest aligned with shareholders. Bonus recipients receiving any portion of their cash bonus as stock options are entitled to receive options to purchase that number of shares which equals the product of (i) the cash amount divided by the fair market value of a share of the Company's Common Stock multiplied by (ii) three.

    Stock Options and Other Incentives.  The Company's stock option program is the Company's long-term incentive plan for executive officers and key employees. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term ownership position in the Company's Common Stock.

    The Company's 1997 Plan authorizes the Compensation Committee of the Board of Directors to award stock options to executive officers and other employees. Stock options are generally granted at hiring and from time to time thereafter for exceptional performance, at an option price equal to the fair market value of the Company's Common Stock on the date of grant, and have vesting periods from immediately to five years. The amount of stock options awarded is generally a function of the recipient's salary and position in the Company. The Company has not granted large stock options to Jeff L. O'Dell, Mark R. Harless or Thomas C. Verburgt, because each of such individuals owns a significant number of shares of the Company's Common Stock and so already has an interest aligned with shareholders. Awards are intended to be generally competitive with other companies of comparable size and complexity, although the Compensation Committee has not conducted any thorough comparative analysis.

    Benefits.  The Company provides medical and other insurance benefits to its executive officers which are generally available to all Company employees. The Company has a 401(k) plan in which all qualified employees, including the executive officers, may participate. The amounts of perquisites allowed to executive officers, as determined in accordance with rules of the Securities and Exchange Commission, did not exceed 10% of salary in 2000.

    Chief Executive Officer Compensation.  Jeff L. O'Dell served as the Company's Chief Executive Officer in 2000. His compensation was determined in accordance with the policies described above as applicable to all executive officers. His base salary was increased from $109,000 in 1999 to $185,000 in 2000 in light of the Company's increase in revenues and earnings. Mr. O'Dell received a bonus of $52,200 in 1999 and a bonus of $134,943 in 2000. The bonus awards were based on his performance, leadership, vision and dedication to the Company and the overall performance of the Company as viewed by the Board of Directors and in view of the data found in the executive compensation study.

    Summary.  Aggregate executive compensation increased in 2000, and the Company awarded stock options to officers other than Jeff L. O'Dell, Mark R. Harless and Thomas C. Verburgt, because the Company achieved record revenues and earnings. The Compensation Committee intends to continue its policy of paying relatively moderate base salaries, basing bonuses on individual and Company performance and granting options to provide long-term incentive.

Members of the Compensation Committee
James A. Bernards
Roger E. Gower
Brad D. Slye

EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table sets forth information with respect to compensation paid in each of the last two years ended December 31, 2000 for services provided by the Company's Chief Executive Officer and the next four most highly compensated executive officers based on total annual salary and bonus paid or accrued during 2000.

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)(1)(2)	Other Annual Compensation($)		Securities Underlying Options(#)		All Other Compensation($)(4)
Jeff L. O'Dell President and Chief Executive Officer; Chairman of the Board	2000 1999	$185,000 109,000	$134,943 52,200	$	— —	— —		$2,618 1,909
Mark R. Harless Chief Engineer; Director	2000 1999	135,000 105,000	85,199 50,400		— —	— —		3,700 2,100
Thomas C. Verburgt Chief Technology Officer; Director	2000 1999	135,000 114,000	84,840 50,400		— —	— —		3,709 2,270
David M. Brooks Vice President Sales, Marketing and New Business Development	2000 1999	149,000 53,000	31,357 26,280		— —	52,271 82,500	(3)	1,563 —
Thomas C. Velin Chief Financial Officer	2000 1999	122,000 103,000	39,149 50,300		— —	24,078 22,500		2,450 1,572

(1)
Amounts represent cash bonuses earned for the indicated years.

(2)
Amounts do not include cash bonus payments of $31,357 and $39,149 which David M. Brooks and Thomas C. Velin, respectively, were required to forego in order to receive stock options granted in lieu of a portion of their cash bonus compensation under the Company's annual incentive plan. These stock options are included in the "Securities Underlying Options" column.

(3)
Includes options granted to Mr. Brooks for the Company's achievement of certain revenue levels for each quarter in 2000.

(4)
The amounts only include Company contributions under the Company's 401(k) plan.

Option Grants in 2000

    The following table sets forth for each of the executive officers named in the Summary Compensation Table the stock options granted during 2000.

	Individual Grants
						Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(8)
			% of Total Options Granted to Employees in 2000
	Number of Securities Underlying Options Granted(#)(5)
				Exercise Price/Share ($)(6)(7)	Expiration Date
Name						5%($)	10%($)
Jeff L. O'Dell	—		—	$—	—	$—	$—
Mark R. Harless	—		—	—	—	—	—
Thomas C. Verburgt	—		—	—	—	—	—
David M. Brooks	3,750	(1)	0.57%	10.440	05/01/2007	15,938	37,142
	3,750	(1)	0.57%	13.250	08/04/2007	20,228	47,139
	30,000	(2)(4)	4.56%	12.375	08/28/2007	143,294	331,148
	3,750	(1)	0.57%	10.563	12/15/2007	16,126	37,580
	7,271	(3)(4)	1.10%	12.938	12/29/2007	38,297	89,248
Thomas C. Velin	15,000	(2)	2.28%	12.375	08/28/2007	71,647	165,574
	9,078	(3)(4)	1.38%	12.938	12/29/2007	47,814	111,428

(1)
The stock options have a seven year term and vest at a rate of 20% per year commencing on the first anniversary of the option grant date.

(2)
The stock options have a seven year term that ends on August 28, 2007, measured from the original grant date of August 28, 2000 and vest at a rate of 20% per year commencing on the first anniversary of the original grant date. The options were cancelled and reissued on December 19, 2000 (see note (5)).

(3)
The stock options were granted in lieu of a portion of the cash compensation earned in 2000 under the Company's annual incentive plan. The stock options have a seven year term and because the executives were required to forego cash compensation to receive the options, the options are 100% vested at grant.

(4)
The stock option grants consist of incentive stock option (ISO) and non-qualified stock option (NQSO) grants. The vesting, exercise price and terms of the ISO and NQSO grants are identical.

(5)
The column does not include the stock options granted to David M. Brooks and Thomas C. Velin on August 28, 2000 which were cancelled and reissued on December 19, 2000. The options were originally granted as NQSOs, but were subsequently granted as ISOs upon reissuance, except for Mr. Brooks who received a portion of the December 19, 2000 grant as NQSOs. The December 19, 2000 option grants were not otherwise modified or repriced, as all terms and the number of options granted were identical to the August 28, 2000 grants.

(6)
The stock options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by the closing price reported on The Nasdaq Stock Market, on the date of grant (except for the options granted on December 19, 2000, which have an exercise price equal to the closing market price on August 28, 2000, as explained in note (5), which exceeded the closing market price on December 19, 2000).

(7)
The stock option exercise price may be paid in cash or in shares of common stock owned by the executive officer, unless the board or one of its committees, in its sole discretion, rejects the optionee's election to pay in stock.

(8)
The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission and, therefore, is not intended to represent either historical appreciation or anticipated future appreciation of the Company's common stock price.

Aggregated Option Exercises in 2000 and Year-End Option Values

    The following table provides information related to options and warrants exercised by the named executive officer during 2000 and the number and value of options held on December 31, 2000. The Company does not have any outstanding stock appreciation rights.

			Number of Unexercised Options at December 31, 2000(#)		Value of Unexercised In-the-Money Options at December 31, 2000($)(1)
	Shares Acquired on Exercise(#)
		Value Realized ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Jeff L. O'Dell	—	$—	2,250	—	$27,873	$—
Mark R. Harless	—	—	2,250	—	27,873	—
Thomas C. Verburgt	—	—	2,250	—	27,873	—
David M. Brooks	11,500	133,433	12,271	107,250	52,840	732,652
Thomas C. Velin	25,500	214,455	39,078	109,500	346,875	1,096,626

(1)
Market value of underlying securities at exercise date or year-end, as the case may be, minus the exercise price.

Employment Agreements and Severance Arrangements

    The Company entered into an employment agreement dated September 21, 1998 with Thomas C. Velin, the Company's Chief Financial Officer. Pursuant to the agreement, Mr. Velin's annual base salary is subject to adjustment annually, which base salary is currently $140,000. The agreement automatically terminates when Mr. Velin reaches 70 years of age unless terminated earlier by either the Company or Mr. Velin in accordance with the provisions of the agreement. Under certain conditions of termination, Mr. Velin would be entitled to receive his base salary for six months.

Stock Performance Chart

    The following graph compares the quarterly percentage change in the cumulative total shareholder return on the Company's Common Stock during the fiscal year ended December 31, 2000 with the cumulative total return on the Nasdaq U.S. Index and the J.P. Morgan H&Q Semiconductor Index. The comparison assumes $100 was invested on June 14, 2000 (the date that the Company's stock began to be publicly traded) in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

        COMPARISON OF 6 MONTH CUMULATIVE TOTAL RETURN*
      AMONG AUGUST TECHNOLOGY CORPORATION,
       THE NASDAQ STOCK MARKET (U.S.) INDEX
      AND THE JP MORGAN H & Q SEMICONDUCTOR INDEX

      * $100 INVESTED ON 6/14/00 IN STOCK OR ON 5/31/00 IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.
      FISCAL YEAR ENDING DECEMBER 31.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Based solely on its review of the copies of forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during 2000, all officers, directors and greater than ten-percent beneficial owners complied with applicable filing requirements pursuant to Section 16(a) of the Securities Exchange Act of 1934 except that initial reports on Form 3 were not timely filed for Albert Eliasen and James Nurse, officers of the Company, and the initial report on Form 3 filed for Michael Wright, a director of the Company, omitted a stock option, which option was included on an amended Form 3.

APPROVAL OF AMENDMENT TO THE COMPANY'S 1997 STOCK OPTION PLAN
(Proposal #3)

Amendments

    On February 8, 2001, the Board amended the 1997 Plan to increase the shares reserved under the 1997 Plan from 2,250,000 to 2,650,000 shares (the "Amendment"). As of February 15, 2001, the Company had outstanding incentive and nonqualified options for the purchase of an aggregate of 1,562,686 shares of the Company's common stock with an average exercise price of $5.98 per share. Options to purchase 158,330 shares under the 1997 Plan have been exercised as of February 15, 2001. The increase in the number of shares is necessary to provide sufficient shares for future option grants. The Board believes that granting stock options to employees and directors is an effective means to promote the future growth and development of the Company. Such options, among other things, increase employees' and directors' proprietary interest in the Company's success and enable the Company to attract and retain qualified personnel. The Board therefore recommends that all shareholders vote in favor of the Amendment.

Summary of 1997 Stock Option Plan

    A general description of the basic features of the 1997 Plan is presented below, but such description is qualified in its entirety by reference to the full text of the 1997 Plan, a copy of which may be obtained without charge upon written request to Thomas C. Velin, the Company's Chief Financial Officer.

    Purpose.  The purpose of the 1997 Plan is to advance the interests of the Company and its shareholders by enabling the Company to attract and retain competent employees and directors, by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the Company's achievement of its long-term economic objectives.

    Term.  Stock options may be granted pursuant to the 1997 Plan until July 30, 2007, which is ten (10) years from the date the 1997 Plan was originally adopted by the Board of Directors.

    Administration.  The 1997 Plan is currently administered by the Board of Directors. The Board grants the options, setting the terms of such options; provided, however, that the Board has granted authority to two officers, who, acting together, may grant options for the purchase of up to 2,500 shares to certain new employees, not including any executive officers. The 1997 Plan permits the Board to appoint a committee to administer the 1997 Plan, all of the members of which must be "non-employee directors" under Rule 16b-3 of the Act, and the Board may appoint a committee in the future. The 1997 Plan gives broad powers to the committee to administer and interpret the 1997 Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option granted.

    Eligibility.  All employees of the Company or any subsidiary are eligible to receive incentive stock options pursuant to the 1997 Plan. All employees, officers and directors of and consultants and advisors to the Company or any subsidiary are eligible to receive nonqualified stock options. As of February 15, 2001, the Company had approximately 177 employees, of which ten are executive officers, and four directors who are not employees.

    Options.  When an option is granted under the 1997 Plan, the Board, at its discretion, specifies the option price and the number of shares of Common Stock which may be purchased upon exercise of the option. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Company's Common Stock, as that term is defined in the 1997 Plan. The exercise price of a nonqualified stock option may not be less than 85% of the fair market value on the date of grant. The period during which an option may be exercised and whether the option will be exercisable immediately, in stages, or otherwise is set by the Committee. An incentive stock option may not be exercisable more than ten years from the date of grant, and a nonqualified stock option may not be exercisable more than ten years and one month from the date of grant. Optionees may pay for shares upon exercise of options with cash, certified check or Common Stock of the Company valued at the stock's then "fair market value" as defined in the 1997 Plan. Each option granted under the 1997 Plan is nontransferable during the lifetime of the optionee.

    Generally, under the form of incentive option agreement which is currently being used for options granted under the 1997 Plan, if the optionee's affiliation with the Company terminates before expiration of the option for reasons other than death or disability, the optionee has a right to exercise the option for 90 days after termination of such affiliation or until the option's original expiration date, whichever is earlier. The current form of nonqualified option agreement used for options granted to the directors provides that, if the optionee's directorship with the Company terminates before expiration of the option, the optionee has a right to exercise the option for one year after termination of directorship or until the option's original expiration date, whichever is earlier. If the termination is because of death or disability, the option typically is exercisable until its original stated expiration or until the 12-month anniversary of the optionee's death or disability, whichever is earlier. Some of the previous option agreements with employees and directors terminate immediately or in 30 days after termination of optionee's affiliation with the Company. The Board may impose additional or alternative conditions and restrictions on the incentive or nonqualified stock options granted under the 1997 Plan; however, each incentive option must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be an incentive stock option as defined under the Internal Revenue Code.

    Change of Control.  In the event (i) the Company merges or consolidates with any other corporation and is not the surviving corporation after such merger or consolidation; (ii) the Company transfers all or substantially all of its business and assets to any other person; or (iii) more than 50% of the Company's outstanding voting shares are purchased by any other person, the Board may, in its sole discretion, provide for the acceleration of the right to exercise the options prior to the anticipated effective date of any of such transactions or take any other action as it may deem appropriate to further the purposes of the 1997 Plan or protect the interests of the Optionees.

    Amendment.  The Board of Directors may from time to time suspend or discontinue the 1997 Plan or revise or amend it in any respect; provided, however, that no such revision or amendment may impair the terms and conditions of any outstanding option to the material detriment of the optionee without the consent of the optionee, except as authorized in the event of a change of control of the Company. The 1997 Plan may not be amended in any manner that will cause incentive stock options to fail to meet the requirements of Code Section 422, and may not be amended, without the approval of the shareholders, in any manner that will: (i) increase the number of shares subject to the 1997 Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events; (ii) change the designation of the class of employees eligible to receive options; or (iii) materially increase the benefits accruing to optionees under the 1997 Plan.

    The Board of Directors will equitably adjust the maximum number of shares of Common Stock reserved for issuance under the 1997 Plan, the number of shares covered by each outstanding option and the option price per share in the event of stock splits or consolidations, stock dividends or other transactions in which the Company receives no consideration. Generally, the Board of Directors may also provide for the protection of optionees in the event of a merger, liquidation or reorganization of the Company.

    Federal Income Tax Consequences of the Plan.  Under present law, an optionee will not realize any taxable income on the date a nonqualified stock option is granted to the optionee pursuant to the 1997

Plan. Upon exercise of the nonqualified stock option, however, the optionee will realize, in the year of exercise, ordinary income to the extent of the difference between the option price and the fair market value of the Company's Common Stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will be entitled to a tax deduction in its fiscal year in which nonqualified stock options are exercised, equal to the amount of compensation required to be included as ordinary income by those optionees exercising such options.

    Incentive stock options granted pursuant to the 1997 Plan are intended to qualify for favorable tax treatment to the optionee under Code Section 422. Under Code Section 422, an employee realizes no taxable income when the incentive stock option is granted. If the employee has been an employee of the Company or any subsidiary at all times from the date of grant until three months before the date of exercise, the employee will realize no taxable income when the option is exercised. If the employee does not dispose of shares acquired upon exercise for a period of two years from the granting of the incentive stock option and one year after receipt of the shares, the employee may sell the shares and report any gain as capital gain. The Company will not be entitled to a tax deduction in connection with either the grant or exercise of an incentive stock option. If the employee should dispose of the shares prior to the expiration of the two-year or one-year periods described above, the employee will be deemed to have received compensation taxable as ordinary income in the year of the early sale in an amount equal to the lesser of (i) the difference between the fair market value of the Company's Common Stock on the date of exercise and the option price of the shares, or (ii) the difference between the sale price of the shares and the option price of shares. In the event of such an early sale, the Company will be entitled to a tax deduction equal to the amount recognized by the employee as ordinary income. The foregoing discussion ignores the impact of the alternative minimum tax, which may particularly be applicable to the year in which an incentive stock option is exercised.

    Plan Benefits.  Because future grants of stock options are subject to the discretion of the Board, the future benefits under the 1997 Plan cannot be determined at this time. The table below shows the total number of shares underlying stock options that have been granted under the 1997 Plan as of February 15, 2001 to the named executive officers and the groups set forth.

Name and Position/Group	Shares of Common Stock Underlying Options Received(1)
Jeff L. O'Dell President, Chief Executive Officer and Chairman	2,250
Mark R. Harless Chief Engineer	2,250
Thomas C. Verburgt Chief Technology Officer	2,250
David M. Brooks Vice President Sales, Marketing and New Business Development	134,771
Thomas C. Velin Chief Financial Officer	174,078
Current Executive Officers as a Group (10 persons)	747,760
Current Directors who are not Executive Officers as a Group (4 persons)	212,250
Current Employees who are not Executive Officers or Directors as a Group (167 persons)	748,873

(1)
Includes options granted which are currently outstanding or have been exercised.

    Vote Required.  The Board of Directors recommends that the shareholders approve the amendment to the 1997 Plan to increase the number of shares reserved for issuance under the 1997 Plan from 2,250,000 to 2,650,000. Under applicable Minnesota law, approval of the amendment to the 1997 Plan requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, provided that such majority must be greater than 25% of the Company's outstanding shares.

INDEPENDENT PUBLIC ACCOUNTANTS

    KPMG LLP served as independent auditors for the Company for the year ended December 31, 2000 and has been selected to act as the Company's independent auditors for the current year ending December 31, 2001. Representatives of KPMG are expected to be present at the Annual Meeting, and will be given an opportunity to make a statement regarding financial and accounting matters of the Company, if they so desire, and will be available to respond to appropriate questions from the Company's shareholders.

Audit Fees

    The aggregate fees billed and to be billed by KPMG for professional services rendered for the audit of annual financial statements for 2000 and for review of the financial statements included in the Forms 10-Q for such year were $83,000.

Financial Information Systems Design and Implementation Fees

    KPMG did not provide services to the Company for financial information systems design and implementation in 2000.

All Other Fees

    The aggregate fees billed and to be billed by KPMG for all other non-audit services, including services in connection with the Company's initial public offering in June 2000, and tax compliance and advisory services for 2000 were $205,650.

    The Company's Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining KPMG's independence and has determined that such services are compatible with maintaining KPMG's independence.

OTHER BUSINESS

    Management knows of no other matters to be presented at the 2001 Annual Meeting. If any other matter properly comes before the Annual Meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2002 annual meeting must be received by the Company by November 16, 2001 to be included in the Company's proxy statement and related proxy for the 2002 annual meeting. In addition, the Company's Bylaws provide that a shareholder who desires to nominate a person for election to the Board of Directors at the 2002 annual meeting must give written notice to the Company on or before November 16, 2001. Any such nomination must provide the information required by the Company's Bylaws and comply with any applicable laws and regulations.

    If a shareholder proposal intended to be presented at the 2002 annual meeting but not included in the proxy materials is received by the Company after January 30, 2002, then management named in the Company's proxy for the 2002 annual meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting.

    All submissions should be made to the Corporate Secretary at the Company's principal offices at 4900 West 78th Street, Bloomington, Minnesota 55435.

FORM 10-K

    THE COMPANY WILL PROVIDE AT NO CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, TO ANY BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE 2001 ANNUAL MEETING. PLEASE ADDRESS YOUR REQUEST TO THE ATTENTION OF THOMAS C. VELIN, CHIEF FINANCIAL OFFICER, AUGUST TECHNOLOGY CORPORATION, 4900 WEST 78TH STREET, BLOOMINGTON, MINNESOTA 55435. YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT AS OF FEBRUARY 21, 2001, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Jeff L. O'Dell
                      President and Chief Executive Officer

Dated: March 16, 2001
Bloomington, Minnesota

Appendix I

Audit Committee Charter of August Technology Corporation

Committee Purpose

    The Board of Directors ("Board") is the ultimate corporate governance body of August Technology Corporation ("Company"). As such, the Board is charged with overseeing all material aspects of the Company's operations. To assist the Board in performing its oversight role, and to help the Board meet its fiduciary duties to the shareholders of the Company, the Board has created an audit committee ("Committee").

The Committee's primary duties and responsibilities include:

  •
  Monitoring the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  •
  Monitoring the independence and performance of the Company's external auditors.

  •
  Providing an avenue of communication among the external auditors, management, and the Board of Directors.

  •
  The Committee shall select, or nominate for selection by the Board and/or shareholders, the Company's external auditors.

Committee Membership

    The Committee shall consist of at least three independent directors. "Independent director" means a person other than an individual having a relationship which, in the opinion of Company's Board, would interfere with the exercise of independent, disinterested judgment in carrying out the responsibilities of a Committee member. Though not all-inclusive, the following categories of people shall not be considered independent for audit committee purposes:

  (1)
  a director who is or was employed by the Company or any of its affiliates for the current or any of the past three years;

  (2)
  a director who is an immediate family member1 of any management-level employee of the Company;

1As used in this charter, the phrase "immediate family member" includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in the director's home.

  (3)
  a director who personally accepted any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

  (4)
  a director who is a partner, controlling shareholder, or an executive officer of any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the securities of the Company or organization) that exceed 5% of the Company's or organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

  (5)
  a director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

    Committee members shall have (1) knowledge of the primary industries in which the Company operates; (2) the ability to read and understand fundamental financial statements, including the Company's balance sheet, income statement, statement of cashflow, and key performance indicators; and (3) the ability to understand key business and financial risks and related controls and control processes. One member, preferably the chairperson, must be literate in business and financial reporting and control and have past employment experience in finance or accounting or other comparable experience or background.

Structure

    The Committee members shall be appointed by the Board, in accordance with the preceding independence requirements. Each appointment shall be for an indefinite term, but the Board may remove Committee members at any time by Board action. If a Committee member is removed or resigns from the Committee, he or she shall serve until a successor is appointed.

Meetings

    The Committee shall meet at least four times annually (ideally, once within 45 days from the end of each fiscal quarter). Additional meetings shall be scheduled as considered necessary by the Committee chairperson. Minutes of all meetings shall be recorded and maintained by the Committee.

Reporting to the Board

    The Committee shall formally report (whether as required pursuant to specific requirements herein or otherwise) to the Board at least semi-annually. In addition, summaries of Committee minutes for all Committee meetings held between each Board meeting, separately identifying all unusually significant items, shall be made available to the Board prior to the Board meeting to be held subsequent to such Committee meetings.

Quorum

    A majority of the appointed Committee members shall constitute a quorum and shall be able to conduct the Committee's business.

Duties and Responsibilities

    In accordance with the Committee's purpose, it shall have the following duties and responsibilities:

  Audit & Review Function

  •
  The Committee shall select, or nominate for selection by the Board and/or shareholders, the Company's external auditors.

  •
  The Committee shall annually ensure receipt of a formal written statement from the external auditors consistent with Independence Standards Board Standard 1. Additionally, the Committee shall discuss with the external auditor any relationships or services that may affect the external auditor's objectivity or independence. If the Committee is not satisfied with the external auditor's assurances of independence, it shall take or recommend to the Board appropriate action to ensure the independence of the external auditor.

  •
  The Committee shall make clear to management and the external auditor's that the external auditors must consider the Committee to be its client and not management. Towards this end, the Committee shall meet annually with the external auditors, without management or others present, in order to assess the performance and ethical disposition (i.e., the "tone-at-the-top") of the financial and accounting management and the effectiveness and independence of the internal auditors.

  •
  The Committee shall review with the CFO or principal internal auditor and external auditor the annual audit plans and quarterly review plans of each, including the degree of coordination and cooperation concerning the respective plans.

2

  •
  The Committee shall inquire as to, and be satisfied with, the extent to which the planned audit scope can be relied upon to detect fraud or weaknesses in internal controls.

  Risk Management Function

  •
  The Committee shall inquire of management and external auditors about the adequacy of the Company's internal control procedures as a complete system, as well as the discovery of any individually material gaps and/or failures in the Company's internal control procedures.

  •
  The Committee shall meet periodically with those members of management responsible for Company risk assessment and risk management to understand and evaluate the Company's risk assessment and risk management efforts.

  •
  The Committee shall instruct the external auditors, Chief Executive Officer, and Chief Financial Officer that the Committee expects to be advised if there are areas of Company operation that, consistent with the Committee's purpose, require its special attention.

  Financial Reporting Function

  •
  The Committee shall obtain from management explanations for all significant budget-to-actual variances in the financial statements between relevant periods (e.g., year-to-year and quarter-to-quarter), as well as trends and significant changes in actual results between relevant periods.

  •
  The Committee shall inquire about the existence and substance of any significant accounting accruals, reserves, contingencies, and estimates made by management that have a material impact on the financial statements and of the external auditor's opinions regarding the quality (i.e., adequacy, including over-adequacy) of all such items.

  •
  The Committee shall inquire as to the external auditor's views about whether management's choices of accounting principles (and their application of those accounting principles) are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles and practices are common or are minority practices.

  •
  The Committee shall inquire as to any material changes in the selection and/or application of accounting principles from the prior period and of the effect of such changes in the Company's financial statements (e.g., on earnings per share).

  •
  The Committee shall inquire of management and the external auditors to ascertain whether there were any significant financial reporting issues that arose during the accounting period and if so how they were resolved.

  •
  The Committee shall review the letter of management representations given to the external auditors and inquire whether they encountered any difficulties in obtaining the letter or any specific representations therein.

  •
  The Committee shall discuss with management and the external auditors the substance of any significant issues raised by in-house and outside legal counsel concerning litigation, contingencies, claims, or assessments and understand how such matters are reflected in the Company's financial statements.

  •
  The Committee shall review with management the MD&A section of the annual report and inquire of the external auditors to ascertain whether the other sections of the annual report to stockholders are consistent with the information reflected in the financial statements.

3

  •
  The Committee shall prepare an annual Audit Committee Report to be presented to the Board. The Audit Committee Report shall include, at a minimum, the following representations:

  (1)
  that the Committee has reviewed and discussed the audited financial statements with management;

  (2)
  that the Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

  (3)
  that the Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence;

  (4)
  that, based on the review and discussions referred to in paragraphs (1) through (3) of this item, the Committee recommends (or declines to recommend) to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the last fiscal year for filing with the Commission; and

  (5)
  that the individual Committee members, and the Committee in the aggregate, complies with the Committee Membership requirements set forth in this charter.

    The Audit Committee Report may include other information that the Committee deems appropriate. The Committee will prepare the Audit Committee Report with the understanding that its representations will be used by the Board and the Company to comply with Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A as those regulations affect the Company.

  General

  •
  The Committee shall assess and report to the Board on its compliance with this charter on an annual basis.

  •
  The Committee shall recommend to the Board any necessary changes to this charter on an annual basis.

  •
  The Committee shall conduct an appropriate review of all proposed material related party transactions in order to ensure that such transactions are on terms that are materially similar to those that could be obtained in arms-length transactions with independent third parties or are otherwise fair to and in the best interests of the Company. Documentation of each such review and the Committee's recommendation to the Board regarding whether the Board should approve or disapprove of the relevant related party transaction shall be maintained by the Committee.

Authority

The Committee has authority to:

  •
  Conduct such studies, analyses, and evaluations necessary to perform the duties and fulfill the responsibilities assigned to it by the Board.

  •
  Have full and independent access to Company personnel, after first notifying the Chief Executive Officer or the Chief Financial Officer of the intention to interview personnel (excluding the director/manager of internal audit who may be consulted without notice).

  •
  Have full and independent access to Company financial and other information.

4

August Technology Corporation

ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 19, 2001
3:30 p.m.

Marquette Hotel
701 Marquette Avenue
Minneapolis, Minnesota

August Technology Corporation 4900 West 78th Street, Bloomington, Minnesota 55435	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 19, 2001.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Jeff L. O'Dell and Thomas C. Velin and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to August Technology Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Set the number of directors at seven (7).	/ /	For	/ /	Against	/ /	Abstain

2.	Election of Class I directors:	01 Jeff L. O'Dell 02 Michael W. Wright	/ /	Vote FOR all nominees (except as withheld below)	/ /	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

3.	Approve amendment to the Company's 1997 Stock Option Plan to increase the shares reserved under the Plan from 2,250,000 to 2,650,000.	/ /	For	/ /	Against	/ /	Abstain
4.	In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box / /	Dated:	, 2001
Indicate changes below:

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS to be held April 19, 2001
AUGUST TECHNOLOGY CORPORATION
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS to be held April 19, 2001
OUTSTANDING SHARES AND VOTING RIGHTS
PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS
ELECTION OF DIRECTORS (Proposals #1 and #2)
  Board and Committee Meetings
  Compensation of Directors
  Report of Audit Committee
  Compensation Committee Report on Executive Compensation
EXECUTIVE COMPENSATION
  Summary Compensation Table
  Option Grants in 2000
  Aggregated Option Exercises in 2000 and Year-End Option Values
  Employment Agreements and Severance Arrangements
  Stock Performance Chart
COMPARISON OF 6 MONTH CUMULATIVE TOTAL RETURN* AMONG AUGUST TECHNOLOGY CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE JP MORGAN H & Q SEMICONDUCTOR INDEX
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
APPROVAL OF AMENDMENT TO THE COMPANY'S 1997 STOCK OPTION PLAN (Proposal #3)
  Amendments
  Summary of 1997 Stock Option Plan
INDEPENDENT PUBLIC ACCOUNTANTS
  Audit Fees
  Financial Information Systems Design and Implementation Fees
  All Other Fees
OTHER BUSINESS
SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING
FORM 10-K
Appendix I
Audit Committee Charter of August Technology Corporation